UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road
Concord, Ontario L4K 2N6 Canada
(Address of principal executive offices)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, Masonite Corporation, a Delaware Corporation (“Buyer”), a wholly-owned subsidiary of Masonite International Corporation, a British Columbia corporation (“Masonite”), entered into a Securities Purchase Agreement (inclusive of the Amendment described below, the “SPA”) dated as of November 2, 2022, by and among Buyer, Cyprium Investors V LP, a Delaware limited partnership (“Cyprium Investors V”), Cyprium Parallel Investors V LP, a Delaware limited partnership (“Cyprium Parallel V”), 1492 Capital LLC, an Ohio limited liability company (“1492 Capital”), Nationwide Defined Benefit Master Trust, an employee pension plan organized in New York (“Nationwide”), Bruce Procton, a natural person, the Rose E. Procton Irrevocable Trust u/a/d 12/31/12, the Alexander M. Procton Irrevocable Trust u/a/d 12/31/12, the Jonas M. Procton Irrevocable Trust u/a/d 12/31/12, Kevin MacDonald, a natural person, Walter Hammond, a natural person, Greg McGehee, a natural person, and Larry Repar, a natural person (collectively, the “Endura Stockholders”), Cyprium Investors V, Cyprium Parallel V, 1492 Capital and Nationwide (collectively, the “Endura Warrant Holders” ), Endura and Bruce Procton, a natural person, as Endura’s equityholders’ representative, pursuant to which Buyer acquired all of the rights and interests in and to the capital stock of Endura, for a purchase price of approximately $375 million in cash, subject to certain adjustments as set forth in the SPA.
On December 30, 2022, Buyer, Endura Stockholders, Endura Warrant Holders, Endura and Bruce Procton entered into an amendment to the SPA (the “Amendment”), pursuant to which, among other things, the Initial Outside Date (as defined in the SPA) was amended to be January 4, 2023 to permit the transaction to be completed on January 3, 2023.
Other than as expressly modified pursuant to the Amendment, the SPA, which was previously filed as Exhibit 2.1 to Masonite’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2022 and is incorporated herein by reference, remains unmodified. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The disclosure under Item 1.01 of this report is incorporated by reference herein. On January 3, 2023, the transactions contemplated under the SPA were completed.

Item 7.01	Regulation FD Disclosure.
On January 3, 2023, Masonite issued a press release announcing the completion of the transactions contemplated by the SPA. The press release is furnished as Exhibit 99.1 to this Form 8-K.
The information and exhibit provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section 18, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. Masonite intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. Masonite intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to the Securities Purchase Agreement, dated as of December 30, 2022, by and among Buyer, Masonite, Endura, Endura Stockholders, Endura Warrant Holders and Endura’s equityholders’ representative
99.1	Press release issued by Masonite International Corporation on January 3, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	January 3, 2023	By:	/s/ James C. Pelletier
		Name:	James C. Pelletier
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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